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KPMG LLP                               KPMG Letterhead
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Advantus Mortgage Securities Fund, Inc.:


We consent to the use of our report dated November 10, 2000 incorporated by reference herein and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.


                                       KPMG LLP


Minneapolis, Minnesota
November 28, 2000